UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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SOVRAN SELF STORAGE, INC.
______________________________________________________________________
(Name of Registrant as Specified in its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF SOVRAN SELF STORAGE, INC.
DATED APRIL 8, 2015 FOR 2015 ANNUAL MEETING OF  SHAREHOLDERS
TO BE HELD ON MAY 21, 2015

          On April 3, 2015, the Board of Directors (the “Board”) of Sovran Self Storage, Inc. (the “Company”) approved, subject to shareholder approval, the Sovran Self Storage, Inc.  2015 Award and Option Plan (the “Plan”).  The Plan is intended to replace the Company’s 2005 Award and Option Plan, as amended (the “Prior Plan”), which expires on May 17, 2015.   On April 8, 2015, the Company filed a proxy statement (the “Proxy Statement”) for its 2015 annual meeting of shareholders (the “Annual Meeting”), which is to be held on May 21, 2015.  The Proxy Statement included a proposal to approve the Plan.

          On or about May 5, 2015, Institutional Shareholder Services, Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting.  The proposal to approve the Plan (Proposal Number 2) received an unfavorable recommendation from ISS.  ISS noted that the shareholder value transfer for the Plan based upon new shares and shares available under the Company’s Prior Plan, as determined by ISS using its proprietary model, was deemed higher than optimal.

          Effective as of May 11, 2015, in response to the ISS recommendation, the Board of Directors of the Company approved an amended Plan, reducing the proposed number of shares available for issuance.  The amended Plan reduces the number of shares to 600,000 less the  aggregate number of shares of common stock awarded under the Prior Plan since December 31, 2014.   The Company has made awards for 39,000 shares of common stock under the Prior Plan since December 31, 2014 and the Prior Plan provides that no awards can be made thereunder after May 17, 2015.  In addition, the Board of Directors of the Company has adopted a resolution confirming that no additional awards will be made under the Prior Plan.   The amended Plan also provides for a minimum one year vesting period for restricted stock and stock option awards, which is consistent with past practice of the Company; provides that shares not issued or tendered to the Company related to stock options or tax withholding obligations may not be re-granted; and adds clawback provisions applicable to Awards.  The Plan, as amended, will be presented for shareholder approval at the Annual Meeting.

          A copy of the Plan, as amended, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 11, 2015 with the Securities and Exchange Commission, a free copy of which may be obtained at the SEC’s website, www.sec.gov.

          Any vote “FOR” or “AGAINST” the Plan using the proxy card made available previously by the Company to shareholders, or using the voting instruction card or via the Internet site or telephone number made available previously to beneficial owners by a broker, bank or other nominee, will be counted as a vote “FOR” or “AGAINST” the amended Plan, as described above.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not act to revoke a prior proxy.  If any shareholder would like a new proxy card or has any questions, he or she should contact Andrew J. Gregoire, Secretary, 6467 Main Street, Williamsville, New York 14221, or at (716) 633-1850.

          This Supplement to the Proxy Statement is first being released to shareholders on or about May 11, 2015, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

By Order of the Board of Directors, Andrew J. Gregoire Secretary

Williamsville, New York
May 11, 2015